UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2014

Hercules Technology Growth Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00702	74-3113410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of Principal Executive Offices)	(Zip Code)

(650) 289-3060

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 8, 2014, Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). As of the May 14, 2014 record date, 62,605,639 shares of the Company’s common stock were outstanding and entitled to vote. The following matters were submitted at the Annual Meeting, including any adjournments thereof, to the stockholders for consideration:

1.	To elect one director who will serve for three years or until his successor is elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2014; and

3.	To approve an advisory proposal on named executive officer compensation.

Robert P. Badavas was elected to serve as a director until the 2017 annual meeting of stockholders, or until his successor is elected and qualified, and proposals 2 and 3 were approved by the Company’s stockholders. The detailed final voting results of the shares voted with regard to each of these matters are as follows:

1. Election of director:

	For:	Withheld:	Broker Non- Vote
Robert P. Badavas	29,350,803	3,246,763	24,157,800

Continuing directors are as follows: Manuel Henriquez and Allyn C. Woodward, Jr.

2.	Ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain
56,082,116	372,280	300,970

3. Advisory vote to approve the Company’s named executive officer compensation:

For	Against	Abstain	Broker Non- Vote
26,490,208	5,281,376	825,982	24,157,800

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hercules Technology Growth Capital, Inc.

Date: July 11, 2014	By:	/s/ Jessica Baron
Jessica Baron
Chief Financial Officer